UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 13, 2007 (Date of earliest event reported) Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Incentive Plan (2007) and the Quarterly & Annual Incentive Plan for Non-Officer Employees (2007)

On February 13, 2007, the Board of Directors (the “Board”) of Charles & Colvard, Ltd. (the “Company”) approved two incentive plans for 2007: the Management Incentive Plan (2007) (the “Management Plan”) and the Quarterly & Annual Incentive Plan for Non-Officer Employees (2007) (the “Non-Officer Employees Plan” and, collectively, the “Plans”). Each Plan shall be administered by the Board or, upon delegation, by an appropriately authorized committee of the Board.

Management Incentive Plan

The principal purpose of the Management Incentive Plan is to provide incentives for management to execute the Company’s short- and long-term plans that (i) provide significant revenue growth; (ii) maintain and increase the profitability of the Company; (iii) increase the public market valuation of the Company; and (iv) develop the human, fiscal and physical capacity to enable the Company to accelerate and maintain growth into the future. The Board has determined that a short-term incentive consisting of an annual cash bonus and a long-term incentive consisting of restricted stock awards should be offered to the eligible participants if the defined goals for fiscal year 2007 are attained. The following persons, each of whom were deemed to be named executive officers pursuant to the rules of the Securities and Exchange Commission as of December 31, 2006, are eligible to receive awards under the Management Plan for fiscal year 2007: (i) Robert S. Thomas, the Company’s CEO; (ii) James R. Braun, the Company’s CFO, Vice President of Finance, Secretary and Treasurer; and (iii) Dennis M. Reed, the Company’s Executive Vice President of Sales and Chief Marketing Officer (together, the “Named Executive Officers”). The Board, or, upon the Board’s delegation of authority, a committee of the Board, may in its sole discretion determine that other employees of the Company may participate in the Management Plan. As of the date hereof, Steven L. Abate, the Company’s Lead Director of Manufacturing, is the only additional employee (other than those identified above) who is eligible to participate in the Management Plan for fiscal year 2007.

Pursuant to the terms of the Management Plan, each Named Executive Officer is eligible to receive a short-term cash incentive bonus of up to 40% of his annual base salary for fiscal year 2007, which shall be prorated among the Board-approved goals for (x) key objectives (20%), (y) net sales (60%), and (z) net income (20%) (the “Cash Award”). The Cash Award may be increased by up to 100% if the Company exceeds its net income goal. No short-term incentive bonus for either the net sales or net income components will be paid unless the Company attains 80% of the approved goal.

In addition, pursuant to the terms of the Management Plan, each Named Executive Officer is eligible to receive a long-term incentive bonus consisting of restricted stock awards based on the Company’s attainment of its net income goal for fiscal year 2007. All restricted stock awards will be issued under the 1997 Omnibus Stock Plan of Charles & Colvard, Ltd. (As Amended and Restated Through March 9, 2005), or any subsequent incentive stock plan approved by the Company and its shareholders (the “Equity Plan”). The base number of shares of restricted stock available to each Named Executive Officer is determined based on 75% of the Named Executive Officer’s 2007 total salary (excluding any bonuses otherwise earned) divided by the adjusted closing price of the Company’s common stock, no par value per share (the “Common Stock”) on December 31, 2006. All restricted stock awards granted pursuant to the Management Plan will vest at the end of the three-year period following the date of grant.

With respect to both short-term and long-term incentive awards, the Board, or an appropriately authorized committee thereof, shall have full authority to reduce or eliminate all such awards. Unless the Board or a committee thereof determines otherwise, a Named Executive Officer whose employment is terminated for any reason prior to the completion of the time period on which an award is based or vesting period applicable to an equity award shall not be eligible for the award or any portion of the equity award, respectively.

A copy of the Management Plan is attached hereto as Exhibit 10.97 and the description above is qualified in its entirety by reference to such document.

Non-Officer Employee Plan

All full-time Company employees that are not eligible to participate in the Management Plan or any other annual incentive plan (the “Eligible Employees”) are eligible to receive awards under the Non-Officer Employees Plan, which vary depending on his or her position with the Company. If the Company’s operating income and revenue goals are met for a given quarter, each Eligible Employee generally will receive a cash bonus equal to five days’ pay and a stock option award for either 60 or 100 shares of the Company’s Common Stock. If only the income goal is achieved for a particular quarter, each Eligible Employee generally will receive three days’ pay and a stock option award for either 30 or 50 shares of Common Stock. An additional cash bonus equal to five days’ pay and a stock option award for either 60 or 100 shares of common stock generally will be paid if the Company’s annual operating income and revenue goals are met for fiscal year 2007. If only the annual income goal is achieved, each Eligible Employee generally will receive three days’ pay and a stock option award for either 30 or 50 shares of Common Stock. All stock option awards granted pursuant to the Non-Officer Employees Plan will vest in equal installments over a three-year period.

All stock option awards will be issued under the Equity Plan. The Board, or an appropriately authorized committee thereof, shall have full authority to reduce or eliminate all awards that may be granted to Eligible Employees. Unless the Board or a committee thereof determines otherwise, an Eligible Employee whose employment is terminated for any reason prior to the completion of the time period on which an award is based or vesting period applicable to an equity award shall not be eligible for the award or the unvested portion of any equity award, respectively.

Sales staff employees are eligible to receive only the equity portion of these awards, as cash bonuses are paid to sales staff employees under a different compensation system based on their individual and team sales results. Each director-level employee is also eligible to receive a cash bonus of 10% of his or her annual base salary for fiscal year 2007 if certain net income goals are achieved by the Company and an additional cash bonus of up to 15% of his or her annual base salary for fiscal year 2007 if he or she completes certain performance tasks.

A copy of the Non-Officer Employees Plan is attached hereto as Exhibit 10.98 and the description above is qualified in its entirety by reference to such document.

Base Salary Increases for Certain Named Executive Officers

On February 13, 2007, the Board, upon the recommendation of the Compensation Committee of the Board, approved base salary increases for each of James R. Braun, the Company’s CFO, Vice President of Finance, Secretary and Treasurer, and Dennis M. Reed, the Company’s Executive Vice President of Sales and Chief Marketing Officer. Effective as of April 1, 2007, Mr. Braun’s annual base salary will increase from $215,000 to $235,000, and Mr. Reed’s annual base salary will increase from $225,000 to $260,000.

Fiscal Year 2006 Bonuses

On February 13, 2007, the Board, upon the recommendation of the Compensation Committee of the Board, approved certain cash incentive payments to be paid to certain Named Executive Officers under the Company’s Management Incentive Plan (2006), as well as an additional employee who was reported as a named executive officer during fiscal year 2006. A list of the recipients and their respective cash performance awards is attached hereto as Exhibit 99.1. No equity awards were granted to any participant pursuant to the Company’s Management Incentive Plan (2006).

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.97	Management Incentive Plan (2007)

Exhibit 10.98	Quarterly & Annual Incentive Plan for Non-Officer Employees (2007)

Exhibit 99.1	Cash Performance Awards for 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

By	: /s/ James R. Braun
James R. Braun
Vice President of Finance & Chief Financial Officer

Date: February 20, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 10.97	Management Incentive Plan (2007)

Exhibit 10.98	Quarterly & Annual Incentive Plan for Non-Officer Employees (2007)

Exhibit 99.1	Cash Performance Awards for 2006